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                                    EXHIBIT 5
                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                      May 14, 1999

QRS Corporation
1400 Marina Way South
Richmond, CA  94804

                  Re: QRS Corporation Registration Statement on Form S-8 for an aggregate of 410,000 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to QRS Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 410,000 shares of common stock (the "Common Stock") and related stock options under (i) the Company's 1993 Stock Option/Stock Issuance Plan (the "Incentive Plan") and (ii) the warrant issued to Mr. Brooks (the "Warrant").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan and the Warrant. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements or direct stock issuances duly authorized under the Incentive Plan or pursuant to the provisions of the Warrant and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Warrant or the shares of Common Stock issuable under such Plan or Warrant.

                                           Very truly yours,




                                           BROBECK, PHLEGER & HARRISON LLP